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                                                                Exhibit 10.23(d)
                                                                ----------------


                                 LEUKOSITE, INC.

                                 THIRD AMENDMENT
                                       TO
                   AMENDED AND RESTATED 1993 STOCK OPTION PLAN
                   -------------------------------------------

       This THIRD AMENDMENT (this "Amendment") to the Amended and Restated 1993 Stock Option Plan (the "Plan") of LeukoSite, Inc., a Delaware corporation (the "Company"), is being adopted by resolution of the Board of Directors at a meeting held on March 11, 1998 and is being proposed to be adopted by resolution of the Stockholders of the Company on May 4, 1998 (the "Effective Date"). Effective from and after the Effective Date, the Plan is hereby amended as follows:

       1. Section 4 of the Plan hereby is amended by replacing the number "1,500,000" in the sixth (6th) line thereof with the number "2,125,000", said amendment being for the purpose of increasing the total number of shares of common stock, $.01 par value per share, that may be subject to options granted under the Plan from 1,500,000 shares to 2,125,000 shares.

       Except to the extent amended hereby, all of the terms, provisions and conditions set forth in the Plan are hereby ratified and confirmed and shall remain in full force and effect. The Plan and this Amendment shall be read and construed together as a single instrument.